UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Opexa Therapeutics, Inc.

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OPEXA THERAPEUTICS, INC.

2635 TECHNOLOGY FOREST BLVD.

THE WOODLANDS, TEXAS 77381

April 11, 2016

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Opexa Therapeutics, Inc. on Monday, May 16, 2016 at 10:00 a.m. Central Time. The meeting will be held at 2 Houston Center, 909 Fannin, Suite 2000, Houston, Texas 77010.

Information about the Annual Meeting, including matters on which shareholders will act, may be found in the Notice of Annual Meeting and Proxy Statement accompanying this letter. We look forward to greeting in person as many of our shareholders as possible.

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and promptly return the accompanying proxy in the enclosed envelope or use one of the voting methods described in the attached materials. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a legal proxy issued in your name.

Sincerely yours,

Neil K. Warma, President and Chief Executive Officer

If you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact our proxy solicitor:

ADVANTAGE PROXY

(877) 870-8565 (toll free)

OPEXA THERAPEUTICS, INC.

2635 TECHNOLOGY FOREST BLVD.

THE WOODLANDS, TEXAS 77381

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 16, 2016

The Annual Meeting of shareholders of Opexa Therapeutics, Inc. will be held on Monday, May 16, 2016, at 10:00 a.m. Central Time, at 2 Houston Center, 909 Fannin, Suite 2000, Houston, Texas 77010. Our shareholders are being asked to vote to:

1.	Elect Timothy C. Barabe, Hans-Peter Hartung, M.D., Gail J. Maderis, Michael S. Richman, Scott B. Seaman and Neil K. Warma to the Board of Directors to serve until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified;

2.	Approve the Opexa Therapeutics, Inc. Amended and Restated 2010 Stock Incentive Plan;

3.	Hold an advisory “say-on-pay” vote on the compensation of our Named Executive Officers;

4.	Ratify the appointment of MaloneBailey, LLP as our independent auditors for the fiscal year ending December 31, 2016; and

5.	Transact any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

These business items are described more fully in the Proxy Statement accompanying this Notice.

Only shareholders who owned common stock at the close of business on March 28, 2016 can vote at this meeting or any adjournments or postponements that may take place. All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose or use one of the voting methods described in the attached materials. Your stock will be voted in accordance with the instructions you have given. Any shareholder attending the meeting may vote in person even if he or she has previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a legal proxy issued in your name.

By Order of the Board of Directors,

Neil K. Warma, President and Chief Executive Officer

Dated: April 11, 2016

The Board of Directors solicits the enclosed proxy. Your vote is important no matter how large or small your holdings. To assure your representation at the meeting, please complete, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope provided or use one of the voting methods described in the attached materials.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 16, 2016: This Proxy Statement and our 2015 Annual Report on Form 10-K are available at: www.cstproxy.com/opexatherapeutics/2016

OPEXA THERAPEUTICS, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 16, 2016

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of our Board of Directors (“Board”) for use at the annual meeting of shareholders to be held on Monday, May 16, 2016, at 10:00 a.m. Central Time (the “Annual Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at 2 Houston Center, 909 Fannin, Suite 2000, Houston, Texas 77010. We intend to mail this Proxy Statement and accompanying proxy card to shareholders on or about April 11, 2016. The Board of Opexa Therapeutics, Inc., a Texas corporation, prepared this Proxy Statement for the purpose of soliciting proxies for our Annual Meeting of Shareholders. The terms “we,” “our,” the “Company” or “Opexa,” refer to Opexa Therapeutics, Inc.

Availability of Annual Report on Form 10-K

Accompanying this Proxy Statement is our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 as filed with the Securities and Exchange Commission (the “SEC”). We make available, free of charge through our website (www.opexatherapeutics.com), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after such documents are electronically filed with or furnished to the SEC. These reports can be found under “SEC Filings” through the “Investor Relations” section of our website. We will provide to any shareholder without charge, upon the written request of that shareholder, a copy of our Annual Report on Form 10-K (without exhibits), including financial statements and financial statement schedules. Such requests should be addressed to Investor Relations, Opexa Therapeutics, Inc., 2635 Technology Forest Blvd., The Woodlands, Texas 77381.

Voting

Before the meeting, you may vote your shares if they are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, by completing, signing, dating and returning the enclosed proxy card (i) by mail in the postage paid envelope provided or (ii) by faxing your card to (281) 872-8585. Please follow the directions on your proxy card carefully.

If your shares are held in a brokerage account in the name of a bank, broker or other nominee (this is called “street name”), then you are the beneficial owner of the shares and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. You have the right to direct your bank or broker on how to vote the shares in your account, and you may also be able to vote by telephone or via the Internet depending on the voting procedures used by your broker. You may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the telephone or Internet.

You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by telephone or Internet. Whether or not you plan to attend the meeting, however, we encourage you to vote your shares by proxy before the meeting. Please note that if your shares are held in “street name” and you wish to vote at the meeting, you will not be permitted to do so unless you first obtain a legal proxy issued in your name from the broker, bank or nominee that holds your shares.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Opexa, at the address of our executive offices noted above, written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Quorum, Abstentions and Broker Non-Votes

Our common stock is the only type of security entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on March 28, 2016 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 6,982,909 shares of common stock outstanding and entitled to vote. Each holder of record of shares of common stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Shares of common stock may not be voted cumulatively.

Proxies properly executed, duly returned to us and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted:

•	“FOR” each of the six director nominees;

•	“FOR” approval of our Amended and Restated 2010 Stock Incentive Plan;

•	“FOR” approval of the compensation of our Named Executive Officers; and

•	“FOR” ratification of the appointment of our independent auditors.

It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the person named as proxy in the enclosed form of proxy will have discretionary authority to vote according to his own discretion.

The required quorum for the transaction of business at the Annual Meeting is a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy. Our bylaws provide that unless otherwise provided by law, all matters other than the election of directors shall be decided by the affirmative vote of a majority of the shares of stock represented in person or by proxy at the Annual Meeting. Shares of common stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, regardless of whether the proxy is marked as casting a vote or abstaining.

The term “broker non-vote” refers to shares held by a brokerage firm, bank or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers and nominees do not have discretionary voting authority on certain non-routine matters and accordingly may not vote on such matters absent instructions from the beneficial holder. Discretionary items are proposals considered “routine” under the rules of the New York Stock Exchange (also applicable to NASDAQ-listed companies), such as the ratification of the appointment of our independent auditors. Non-routine items for which brokers and nominees do not have discretionary voting power include the election of directors, the approval of our Amended and Restated 2010 Stock Incentive Plan and the approval of the compensation of our Named Executive Officers.

If you hold your shares in “street name” or through a broker it is important that you direct your broker how to vote your shares.

Vote Required

Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares of common stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting. This means the six nominees for directors receiving the highest number of affirmative votes will be elected. Proxies marked to “Withhold Authority” will not affect the election of a candidate who receives a plurality of votes. The election of directors is a matter on which a broker or other nominee is generally not empowered to vote using discretion, and therefore, broker non-votes may exist but will have no effect on the outcome of the election of candidates for directors. Shareholders may not cumulate votes in the election of directors. We urge you to provide any necessary voting instructions to your broker or nominee if you hold your shares in street name in order for your vote to be considered for this proposal.

Proposal 2. Approval of our Amended and Restated 2010 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the voting power present or represented by proxy and voting at the Annual Meeting. Proposal 2 is a matter on which a broker or other nominee is generally not empowered to vote using discretion, and therefore, abstentions and broker non-votes may exist with respect to this proposal. Accordingly, we urge you to provide any necessary voting instructions to your broker or nominee if you hold your shares in street name in order for your vote to be considered for this proposal.

Proposal 3. Because the proposal to approve the compensation of our Named Executive Officers asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. We value the opinions expressed by our shareholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker non-votes will not affect the outcome of this advisory vote.

Proposal 4. Ratification of the appointment of MaloneBailey, LLP as our independent auditors requires the affirmative vote of the holders of a majority of the voting power present or represented by proxy and voting at the Annual Meeting. The ratification of the appointment of the independent auditors is a matter on which a broker or other nominee is generally empowered to vote, and therefore, broker non-votes are not expected to exist with respect to this proposal. Abstentions will not affect the outcome.

Solicitation

The cost of soliciting proxies will be borne by Opexa. In addition to soliciting shareholders by mail and through our regular employees, we will request that banks and brokers and other persons representing beneficial owners of the shares forward the proxy solicitation material to such beneficial owners and we may reimburse these parties for their reasonable out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation. We have retained Advantage Proxy to assist us in soliciting proxies using the means referred to above. We will pay the fees of Advantage Proxy, which we expect to be approximately $5,500, plus reimbursement of out-of-pocket expenses.

If you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares or to obtain directions to attend the meeting and vote in person, you may contact our proxy solicitor, Advantage Proxy, at (877) 870-8565 (toll free).

Shareholder Proposals

Proposals of shareholders that are intended to be presented at our 2017 Annual Meeting of Shareholders and the proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and must be received by our Secretary no later than March 25, 2017 in order to be included in the Proxy Statement and proxy materials relating to that meeting. Moreover, with respect to any proposal by a shareholder not seeking to have the proposal included in the Proxy Statement but seeking to have the proposal considered at our next annual meeting, pursuant to our bylaws such shareholder must provide written notice of such proposal so that it is received by our Secretary at our principal executive offices not less than 50 days nor more than 90 days prior to the date of such meeting; provided, however, that in the event that less than 75 days’ notice of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be received no later than the close of business on the 15th day following the date on which notice of the date of the annual meeting was mailed. If the shareholder fails to give notice by this date, then the persons who are appointed as proxies may exercise their discretionary voting authority with respect to such proposals, even if the shareholders have not been advised of the proposal. In addition, shareholders must comply in all respects with the rules and regulations of the SEC then in effect and the procedural requirements of our bylaws.

Dissenter’s Rights

Neither Texas law nor our Restated Certificate of Formation or bylaws provide our shareholders with dissenters’ rights in connection with the matters described in this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of six members, each with a term expiring at the 2016 Annual Meeting. The Nominating Committee of the Board has recommended, and the Board has nominated, the six incumbent directors for election at the Annual Meeting. The shares represented by the enclosed proxy will be voted for the election as directors of the six nominees named below to serve until the 2017 Annual Meeting or until their successors have been duly elected and qualified. All of the nominees have indicated to us that they will be available to serve as directors. If any of the nominees becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons recommended by the Board as may be determined by the holders of the proxy. There are no family relationships among our executive officers and directors.

Director Nominees

Individuals nominated for election are:

Name	Age	Position
Timothy C. Barabe	62	Director
Hans-Peter Hartung, M.D.	61	Director
Gail J. Maderis	58	Director
Michael S. Richman	54	Director
Scott B. Seaman	60	Director
Neil K. Warma	53	President, Chief Executive Officer, Acting Chief Financial Officer and Director

Timothy C. Barabe has served as a Director since March 2014. He retired in 2013 as Executive Vice President and Chief Financial Officer of Affymetrix, Inc. Previously, from July 2006 until March 2010, he was Senior Vice President and Chief Financial Officer of Human Genome Sciences, Inc. Mr. Barabe served as Chief Financial Officer of Regent Medical Limited, a U.K.-based, privately owned, surgical supply company, from 2004 to 2006. He was with Novartis AG from 1982 through August 2004, where he served in a succession of senior executive positions in finance and general management, most recently as the Chief Financial Officer of Sandoz GmbH, the generic pharmaceutical subsidiary of Novartis. Mr. Barabe serves on the boards of: ArQule, Inc., a Boston-based, NASDAQ-listed biotech company; Vigilant Biosciences, Inc., a private medical device company; Veeva Systems Inc., a cloud based software company focusing on the life sciences industry; and Project Open Hand, a non-profit organization. He received his B.B.A. degree from the University of Massachusetts (Amherst) and his M.B.A. from the University of Chicago. Mr. Barabe has extensive experience as a senior financial executive of life sciences companies, giving him valuable operational and financial experience, including in the international setting, and knowledge of both the pharmaceutical and biotech industries.

Hans-Peter Hartung, M.D. has served as a Director since March 2014 and as a member of our Scientific Advisory Board since 2010. He has served as a professor and Chairman of the Department of Neurology at Heinrich Heine University of Düsseldorf, Germany since 2001. Dr. Hartung earned his M.D. degree from the University of Düsseldorf and received post-graduate training in immunology, neurology and neuroimmunology at the University of Mainz, Germany and the University of Düsseldorf. He is a member of several international and national medical societies, serves on various executive and academic boards, as well as on the editorial board of a number of international medical journals (including past-president of ECTRIMS, the European Neurological Society, the International Society for Neuroimmunology, the International Federation of Multiple Sclerosis Societies and the World Health Organization Advisory Board on Multiple Sclerosis). He has also been published extensively in the field of neuroimmunological disorders. Dr. Hartung has extensive experience in the field of drug discovery and development, is a leader in the field of clinical immunology and has broad leadership experience on various boards.

Gail J. Maderis has served as a Director since October 2011. Ms. Maderis has served as the President and Chief Executive Officer of Antiva Biosciences, Inc. since July 2015. Formerly, Ms. Maderis served as President and CEO of BayBio (Bay Area Bioscience Association), an independent, non-profit trade association serving the life sciences industry in Northern California, from October 2009 to March 2015, and also served on BayBio’s board from 2004 to March 2015. From July 2003 to June 2009, Ms. Maderis served as President and CEO of Five Prime Therapeutics, Inc., a biotechnology company focused on the discovery and development of innovative protein and antibody drugs, and served as a director until 2010. Prior to that, Ms. Maderis held general management positions at Genzyme Corporation from 1997 to 2003, including founder and president of Genzyme Molecular Oncology, a publicly traded division of Genzyme, and corporate vice president of Genzyme Corporation. Ms. Maderis has served as a director of NovaBay Pharmaceuticals, Inc. since October 2010. Ms. Maderis has also been a member of several private company boards. Ms. Maderis received a B.S. degree in business from the University of California at Berkeley and an M.B.A. from Harvard Business School. Ms. Maderis has extensive experience as a senior executive of life sciences companies, giving her valuable operational and industry experience and leadership skills, as well as an extensive network of contacts related to financing, partnering and support services in the biotech industry and visibility into business and policy trends that impact the biopharmaceutical industry.

Michael S. Richman has served as a Director since June 2006. Mr. Richman has served as President and Chief Executive Officer of NextCure, Inc. since December 2015. Mr. Richman served as president and chief executive officer of Amplimmune, Inc. from July 2008 to July 2015. Mr. Richman served as president and chief operating officer of Amplimmune, Inc. from May 2007 to July 2008. From April 2002 to May 2007, Mr. Richman served as executive vice president and chief operating officer of MacroGenics, Inc. Mr. Richman joined MacroGenics, Inc. in 2002 with approximately 20 years’ experience in corporate business development within the biotechnology industry. Mr. Richman served as a director of Cougar Biotechnology from June 2006 to July 2009. Mr. Richman obtained his B.S. in Genetics/Molecular Biology at the University of California at Davis and his MSBA in International Business at San Francisco State University. He has extensive experience in business development and strategic planning for life science companies, as well as executive leadership and management experience.

Scott B. Seaman has served as a Director since April 2006. Mr. Seaman has served for over five years as (i) the executive director and treasurer of the Albert and Margaret Alkek Foundation of Houston, Texas, a private foundation primarily supporting biomedical research and institutions in the Texas Medical Center in Houston, Texas, (ii) the chief financial officer of Chaswil Ltd., a private family management company, (iii) secretary and treasurer of M & A Properties Inc., a ranching and real estate concern, (iv) managing member of ICT Development LLC, which is the managing member of ICT Holdings LLC, an energy services supplier, for which he serves as president, and (v) director of Somebody Cares America. In March 2013, Mr. Seaman was elected a director of Gradalis, Inc., a privately held clinical stage biotechnology company developing cancer focused immunotherapies. In June 2013, Mr. Seaman became a director of Strike Bio, Inc., a privately held clinical stage biotechnology company developing gene interference therapeutics. Mr. Seaman received a bachelor’s degree in business administration from Bowling Green State University and is a certified public accountant. Mr. Seaman has extensive experience in overall financial management and corporate development, combined with operational and corporate governance experience.

Neil K. Warma has served as President and Chief Executive Officer since June 2008 and as a Director since September 2008. He has also served as Acting Chief Financial Officer since March 2016, and previously served as our Acting Chief Financial Officer from March 2009 to August 2012. From July 2004 to September 2007, Mr. Warma served as president and chief executive officer of Viron Therapeutics Inc., a privately-held clinical stage biopharmaceutical company. From 2000 to 2003 Mr. Warma was co-founder and president of MedExact USA, Inc., an Internet company providing clinical information and services to physicians and pharmaceutical companies. From 1992 to 2000, Mr. Warma held senior positions of increasing responsibility at Novartis Pharmaceuticals (previously Ciba-Geigy Ltd.) at its corporate headquarters in Basel, Switzerland. While at Novartis, Mr. Warma served as the Head of International Pharma Policy & Advocacy and in senior management within global marketing where he worked on the international launch of a gastrointestinal product. Mr. Warma obtained an honors degree specializing in Neuroscience from the University of Toronto and an International M.B.A. from the Schulich School of Management at York University in Toronto. As our President and Chief Executive Officer, Mr. Warma is directly involved in all aspects of our operations. He has extensive experience in corporate business development within the biopharmaceutical industry, in addition to executive leadership and management experience.

The Board of Directors recommends a vote “FOR” the election of each the above nominees.

Board and Shareholder Meetings

Members of the Board are encouraged to attend our Annual Meeting of shareholders; however, attendance is not mandatory. All six of our directors attended the 2015 Annual Meeting of shareholders. For the fiscal year ended December 31, 2015, the Board held ten meetings, and each director attended at least 75% of the total number of meetings held by the Board and all committees on which such director served during the period he or she was a director in 2015, except for Dr. Hartung.

Director Independence

The Board has determined that Messrs. Barabe, Richman and Seaman, Dr. Hartung and Ms. Maderis are each an independent director within the meaning of NASDAQ listing standards, which directors constitute a majority of the Board. The Board has determined that each member of the Board’s Audit, Compensation and Nominating and Corporate Governance Committees is independent (or similarly designated) based on the Board’s application of the standards of NASDAQ and the rules and regulations promulgated by the SEC or the Internal Revenue Service, as appropriate for such committee membership.

Committees of the Board of Directors

We currently have a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board has adopted written charters for each of the committees, and copies of the charters are available on our website at www.opexatherapeutics.com. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this document.

The current members of these committees are as follows:

Director	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Timothy C. Barabe	X	X	X
Hans-Peter Hartung	X
Gail J. Maderis	X	X	X	X
Michael S. Richman	X		X	X
Scott B. Seaman	X	X		X

Audit Committee

The Audit Committee of the Board currently consists of Messrs. Seaman (chair) and Barabe and Ms. Maderis, each of whom is an independent, non-employee director. The Audit Committee selects, on behalf of our Board, an independent public accounting firm to audit our financial statements, discusses with the independent auditors their independence, reviews and discusses the audited financial statements with the independent auditors and management, recommends to our Board whether the audited financials should be included in our annual reports to be filed with the SEC, and oversees management’s identification, evaluation, and mitigation of major risks to Opexa. The Audit Committee operates pursuant to a written charter. During the last fiscal year, the Audit Committee held four meetings.

All of the members of the Audit Committee are non-employee directors who: (1) met the criteria for independence as required by NASDAQ listing standards and as set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (2) did not participate in preparation of our financial statements during the past three years; and (3) are able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. The Board has determined that Messrs. Seaman and Barabe and Ms. Maderis each, individually, qualify as an “audit committee financial expert” as defined in SEC rules and regulations and also possesses the financial sophistication and requisite experience as required under NASDAQ listing standards.

Compensation Committee

The Compensation Committee of the Board currently consists of Messrs. Barabe (chair) and Richman and Ms. Maderis, each of whom is an independent director. The Compensation Committee reviews and approves (1) the annual salaries and other compensation of our executive officers and (2) individual stock and stock option grants. The Compensation Committee also provides assistance and recommendations with respect to our compensation policies and practices, and assists with the administration of our compensation plans. In evaluating executive officer compensation, the Compensation Committee may retain the services of compensation consultants and considers recommendations from the Chief Executive Officer with respect compensation of the other executive officers. The Compensation Committee also periodically reviews compensation for non-employee directors. During the last fiscal year, the Compensation Committee held three meetings.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board currently consists of Ms. Maderis (chair) and Messrs. Richman and Seaman, each of whom was determined by the Board to be an independent director. The Nominating and Corporate Governance Committee assists our Board in fulfilling its responsibilities by: identifying and approving individuals qualified to serve as members of our Board, selecting director nominees for our annual meetings of shareholders, evaluating the performance of our Board, and developing and recommending to our Board corporate governance guidelines and oversight procedures with respect to corporate governance and ethical conduct. In identifying and evaluating candidates, the committee takes into consideration the criteria approved by the Board and such other factors as it deems appropriate. We do not have a formal diversity policy, and the committee considers a broad range of factors in evaluating prospective director nominees. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Committee. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Committee. During the last fiscal year, the Committee held two meetings.

Risk Oversight

A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for each company. Our Board is actively involved in oversight of risks that could affect Opexa. The full Board has retained the responsibility for general oversight of risks, but the Audit Committee primarily oversees those risks that may directly or indirectly impact our financial statements. The Board’s role in the risk oversight process includes receiving reports from members of management and the Audit Committee on areas of material risk to Opexa, including operational, financial, legal and regulatory, and strategic risks which enable it to better understand our risk identification, management and mitigation strategies.

Board Leadership Structure

The Board evaluates its leadership structure on an ongoing basis according to what the Board considers to be best for Opexa at any given point in time. Because we are a clinical stage company, we do not currently have a separate role for Chairman of the Board. Our Chief Executive Officer, in consultation with the Board, sets our strategic direction, and he manages the day to day leadership and performance of Opexa. Given our current size and stage of development, the Board believes this leadership structure is appropriate for Opexa.

2015 Director Compensation

The following table presents summary information regarding compensation of the non-employee members of our Board of Directors who served during any part of the fiscal year ended December 31, 2015.

Name	Fees Earned or Paid in Cash		Options Awards(3)(4)(5)	All Other Compensation	Total
Timothy C. Barabe	$15,000	(1)	$40,000	$0	$55,000
Hans-Peter Hartung, M.D.	$15,000		$40,000	$0	$55,000
Gail J. Maderis	$15,000	(1)	$40,000	$0	$55,000
Michael S. Richman	$15,000	(1)	$40,000	$0	$55,000
Scott B. Seaman	$15,000	(2)	$40,000	$0	$55,000

(1)	In lieu of $15,000 cash, Messrs. Barabe and Richman and Ms. Maderis elected to receive 4,459 shares of restricted common stock, of which 852 shares vested on March 31, 2015, 1,053 shares vested on June 30, 2015, 1,200 shares vested on September 30, 2015, and 1,354 shares vested on December 31, 2015.
(2)	In lieu of $15,000 cash, Mr. Seaman elected to receive an option to purchase 4,463 shares of common stock on March 30, 2015 at an exercise price of $4.24 per share, with 25% vesting on each of March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015.
(3)	Amount represents the aggregate grant date fair value of equity awards computed in accordance with FASB ASC 718. The fair value of time-based option awards is calculated using the Black-Scholes option-pricing model. See Note 10 to our financial statements included in our annual report on Form 10-K for assumptions underlying the valuation of equity awards.
(4)	The aggregate number of shares underlying outstanding option awards as of December 31, 2015 was: Mr. Barabe, 14,050 shares; Dr. Hartung, 14,856 shares; Ms. Maderis, 19,301 shares; Mr. Richman, 23,005 shares; and Mr. Seaman, 28,806 shares.
(5)	As compensation for Board services, our non-employee directors were issued the following two options on March 30, 2015 to purchase shares of common stock at an exercise price of $4.24 per share, the market value on the date of grant: (i) an option, with a term of the earlier of ten years or upon a change of control of Opexa, to purchase 8,926 shares, with 50% vesting immediately upon grant and the remaining 50% vesting on December 31, 2015; and (ii) an option, with a term of ten years, to purchase 2,975 shares, with 50% vesting immediately upon grant and the remaining 50% vesting on March 30, 2016.

Standard Compensation Arrangements

Employee directors do not receive any compensation for services as a member of our Board. We reimburse our directors for travel and lodging expenses in connection with their attendance at Board and committee meetings. Our standard annual compensation arrangements for our non-employee directors consists of the following, valued at $55,000:

(i)	an option to purchase shares of our common stock having a Black-Scholes determined value of $30,000 on the date of grant and an exercise price equal to the fair market value of Opexa’s common stock on such date, with 50% vesting upon grant and the balance vesting on December 31 of that year;

(ii)	an option to purchase shares of our common stock having a Black-Scholes determined value of $10,000 on the date of grant and an exercise price equal to the fair market value of Opexa’s common stock on such date, with 50% vesting upon grant and the balance vesting generally one year from the date of grant; and

(iii)	$15,000 in cash, payable in equal quarterly installments in arrears, which, at the individual election of each director, may instead be paid in the form of a stock option or restricted shares of common stock, subject to quarterly vesting or granting of such equity award.

Communications to the Board of Directors

The Board has adopted the following policy for shareholders who wish to communicate any concern directly with the Board. Shareholders may mail or deliver their communication to our principal executive offices, addressed as follows:

Addressee (*)

c/o Secretary

Opexa Therapeutics, Inc.

2635 Technology Forest Blvd.

The Woodlands, TX 77381

*Addressees: Board of Directors; Audit Committee of the Board of Directors; Nominating and Corporate Governance Committee of the Board of Directors; Compensation Committee of the Board of Directors; name of individual director.

Copies of written communications received at such address will be forwarded to the addressee as soon as practicable.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors currently consists of Messrs. Seaman and Barabe and Ms. Maderis, all of whom are independent, non-employee directors.

The Audit Committee operates under a written charter adopted by the Board, which is evaluated annually. The Audit Committee selects, evaluates and, where deemed appropriate, replaces the Company’s independent auditors. The Audit Committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit engagements, except for certain de minimis amounts.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors are responsible for performing an independent audit of Opexa’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on Opexa’s consolidated financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed the Company’s audited financial statements for fiscal 2015 and has met and held discussions with management and MaloneBailey, LLP, the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements for fiscal 2015 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the consolidated financial statements with the independent auditors. The Audit Committee also discussed with MaloneBailey, LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB).

MaloneBailey, LLP also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with MaloneBailey, LLP the accounting firm’s independence.

Based upon the Audit Committee’s discussion with management and MaloneBailey, LLP, and the Audit Committee’s review of the representation of management and the report of MaloneBailey, LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC.

Submitted by the Audit Committee of the

Board of Directors of Opexa Therapeutics, Inc.:

Scott B. Seaman, Chair

Timothy C. Barabe

Gail J. Maderis

PROPOSAL 2

APPROVAL OF AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

We are asking our shareholders to approve our Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”) in accordance with Nasdaq listing standards, which generally require shareholder approval of all material revisions to equity compensation plans, and also for purposes of Section 162(m) of the Internal Revenue Code. On March 29, 2016 our Board amended and restated the 2010 Plan, subject to shareholder approval, in order to (i) increase the number of shares of common stock reserved for issuance by an additional 650,000 shares and (ii) reset the number of stock-based awards issuable to a participant in any calendar year. As of December 31, 2015, options to purchase 379,306 shares were outstanding under the 2010 Plan, 60,810 shares remained available for future issuance under the 2010 Plan, and options to purchase 38,098 shares were outstanding under the Company’s 2004 Compensatory Stock Option Plan (“2004 Plan”). All share amounts set forth in this proxy statement reflect the 1-for-4 reverse split of our common stock effected on December 14, 2012 and the 1-for-8 reverse split of our common stock effected on September 28, 2015.

In order for certain compensation to be considered performance-based, and therefore deductible under Section 162(m) of the Internal Revenue Code, material terms of the potential performance goals/ measures applicable to that compensation must be approved by shareholders at least every five years. For purposes of Section 162(m) of the Internal Revenue Code, the material terms of the performance goals that we are asking you to approve consist of: (i) the individuals eligible to receive compensation, (ii) a description of the business criteria/performance measures on which the performance goals are based, and (iii) the maximum amount of compensation that could be paid to any individual. Approval of this Proposal 2 will constitute approval of the material terms of the performance criteria, as summarized below.

The Board initially adopted the Opexa Therapeutics, Inc. 2010 Stock Incentive Plan on September 2, 2010 for the granting of equity incentive awards to employees, directors and consultants of Opexa, and the Plan was initially approved by our shareholders on October 19, 2010. On September 25, 2013, the Board amended and restated the 2010 Plan and it was approved by our shareholders on November 8, 2013, in order to (i) increase the number of shares of common stock reserved for issuance by 375,000 shares and (ii) reset the number of stock-based awards issuable to a participant in any calendar year.

Why You Should Vote for Approval of our Amended and Restated 2010 Stock Incentive Plan

Stock Options Are an Important Part of Our Compensation Philosophy

The 2010 Plan is critical to our ongoing effort to build shareholder value. As discussed in the section entitled “Compensation Overview,” equity incentive awards are central to our compensation program. Our Compensation Committee and Board believe that our ability to grant stock options to new and existing employees has helped us attract, retain and motivate key talent. Since the potential value of stock options is realized only if our share price increases, this form of compensation provides a strong incentive for employees to work to grow the business and build shareholder value, and is most attractive to employees who share the entrepreneurial spirit that we believe is key to making our company a success. The Board of Directors believes the number of shares remaining available for future issuance under the 2010 Plan prior to its amendment is inadequate to achieve the purpose of the 2010 Plan in the future.

The Number of Shares Proposed for the Increase is Reasonable

When our shareholders originally approved the 2010 Plan, a total reserve of 78,125 shares was established, plus an additional number of shares subject to stock options outstanding under our predecessor 2004 Plan at the time the 2010 Plan was originally adopted in 2010 that are forfeited or terminate prior to exercise and would otherwise be returned to the share reserve under the 2004 Plan, and any reserved shares not issued or subject to outstanding grants at the time the 2010 Plan was originally adopted in 2010, up to a maximum of 64,152 shares. The 2010 Plan was amended on September 25, 2013 to add an additional 375,000 shares. As of December 31, 2015, an additional 24,643 shares had been added to the 2010 Plan from the 2004 Plan as a result of the rollover provision. Our 2010 Plan is currently our only equity compensation plan under which we may make equity awards.

At the time we originally adopted the 2010 Plan, we anticipated that the original share reserve would be sufficient for at least three years’ worth of equity grants. In 2013, we returned to shareholders to obtain approval to add additional shares that we believed would be sufficient for at least an additional three years’ worth of equity grants.

We believe our granting practices have been maintained at a reasonable level, and we do not believe the proposed 650,000 share increase will be unduly dilutive to stockholders:

•	A common measure of potential dilution from outstanding equity awards is “overhang,” generally defined as equity awards outstanding but not exercised, plus equity awards available to be granted (together referred to as potential equity award shares), divided by the sum of total common shares outstanding plus potential equity award shares. As of December 31, 2015, our overhang was approximately 6.4%, as compared with approximately 12.2% as of December 31, 2014.

•	The 650,000 shares to be added to the reserve for the 2010 Plan constitutes approximately 5.9% of our fully-diluted common shares as of the Record Date, assuming the exercise of all outstanding options and warrants.

•	Another common measure of dilution is “burn rate,” which shows how rapidly a company is depleting the shares reserved for issuance under its equity compensation plans, but without taking into account award cancellations or forfeitures. It is generally defined as the number of equity awards granted in the year, divided by the weighted average number of common shares outstanding during the year. Our annual burn rate was approximately 2.5% in 2015, approximately 5.5% in 2014 and approximately 3.8% in 2013.

•	In addition to our relatively low annual burn rate, the amount of equity compensation granted to our executive officers has been limited and in reasonable amounts.

•	Further, our compensation committee has worked with an independent compensation consultant in the past to design an equity award program that includes the use of performance-based options and restricted stock awards to reduce dilution to stockholders and tie compensation to performance goals.

As previously disclosed, on March 2, 2016, we announced implementation of a restructuring initiative which included a reduction of approximately 30% of our then full-time workforce of 36 employees in order to reduce operating expenses and conserve cash resources. The restructuring initiative was driven by reduced operational demands associated with the Phase 2b “Abili-T” clinical trial for Tcelna in patients with secondary progressive multiple sclerosis (SPMS) following administration of the final dose to the last patient in such trial, which occurred in the last week of February 2016. It is intended to allow us to focus our resources on completion of the Abili-T clinical trial, for which top-line data is expected early in the fourth quarter of 2016.

Because we expect significant clinical data to be available later this year, we believe that forecasting our equity award needs for the coming 12-month period is appropriate at this time, rather than a longer period of several years. As of December 31, 2015, 60,810 shares remained available for the grant of new equity awards under the 2010 Plan, and a total of 6,982,909 shares of our common stock were outstanding. We believe such share reserve for the 2010 Plan as of December 31, 2015, i.e., less than 1% of the common stock outstanding and approximately 0.5% of our fully-diluted common shares as of the Record Date (assuming the exercise of all outstanding options and warrants), will not allow us to issue equity awards to our employees, consultants, executive officers and directors in 2016 that represent appropriate and meaningful incentives unless our shareholders approve this proposal to increase the number of shares reserved for issuance under our 2010 Plan. We believe that the total of 650,000 shares proposed for addition to the 2010 Plan reserve will be sufficient for at least one year of equity award grants under our current compensation program. We thus anticipate returning to shareholders in 2017 for approval of additional shares to be added to the 2010 Plan reserve, unless circumstances merit other action.

At the time the 2010 Plan was last amended in 2013, the maximum number of stock-based awards issuable to a participant in any one calendar year was limited to 150,000, which represented 40% of the total 375,000 shares added to the pool in 2013. In tandem with refreshing the share reserve available for future awards to add 650,000 shares to the pool, an increase is being made to the maximum number of stock-based awards issuable to a participant in any one calendar year. Upon approval of the 2010 Plan by our shareholders pursuant to this proposal 2, the individual participant limit will be reset from 150,000 to 300,000 shares.

The 2010 Plan Continues to Combine Compensation and Governance Best Practices

We included provisions in the 2010 Plan when it was originally adopted that are designed to protect our shareholders’ interests and to reflect corporate governance best practices including:

•	Continued broad-based eligibility for equity awards. We grant stock options to substantially all of our employees. By doing so, we link employee interests with shareholder interests throughout the organization and motivate our employees to act as owners of the business.

•	Shareholder approval is required for additional shares. The 2010 Plan does not contain an annual “evergreen” provision. The 2010 Plan authorizes a fixed number of shares, so that shareholder approval is required to issue any additional shares. As evidenced by this proposal, every time that we would like to add shares to the 2010 Plan, we must return to shareholders for further approval so that shareholders may evaluate our use of shares and our compensation policies and practices.

•	Repricing is not allowed without prior shareholder approval. The 2010 Plan prohibits the reduction in the exercise price of outstanding stock options or stock appreciation rights without prior shareholder approval (except in connection with certain corporate transactions, such as stock splits, certain dividends, recapitalizations, reorganizations, mergers, spin-offs and the like).

•	Submission of 2010 Plan amendments to shareholders. The 2010 Plan requires shareholder approval for amendments to the 2010 Plan to the extent required by applicable laws, regulations or rules.

Description of the Amended and Restated 2010 Stock Incentive Plan

The material features of the 2010 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2010 Plan. Shareholders are urged to read the actual text of the 2010 Plan in its entirety, which is filed with this Proxy Statement as Appendix A and is available at http://www.sec.gov.

Background and Purpose

The terms of the 2010 Plan provide for the grant of stock options, restricted stock, stock appreciation rights, restricted stock units and performance awards that may be settled in cash, stock or other property.

The purpose of the 2010 Plan is to provide a means by which employees, directors, and consultants may be given an opportunity to purchase our common stock to assist us in securing and retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for our success.

Shares Available for Awards

If this proposal 2 is approved, the total number of shares of our common stock reserved for issuance under the 2010 Plan (the “Share Reserve”), will consist of:

•	1,103,125 shares; plus

•	the additional number of shares subject to stock options outstanding under the 2004 Plan at the time the 2010 Plan was originally adopted in 2010 that are forfeited or terminate prior to exercise and would otherwise be returned to the share reserve under the 2004 Plan and any reserved shares not issued or subject to outstanding grants at the time the 2010 Plan was originally adopted in 2010, up to a maximum of 64,152 shares.

As of December 31, 2015, options to purchase 379,306 shares were outstanding under the 2010 Plan, 60,810 shares remained available for future issuance under the 2010 Plan, and 37,652 shares of common stock had been issued pursuant to restricted stock awards thereunder. As of such date, options to purchase 38,098 shares were outstanding under our 2004 Plan. Stock options and restricted stock awards are the only types of awards that have been issued under the 2010 Plan. The weighted average exercise price of all options outstanding under both the 2004 Plan and the 2010 Plan is $18.04 per share, and the weighted average remaining term of such options is approximately 7.7 years as of December 31, 2015. A total of 6,982,909 shares of our common stock were outstanding as of December 31, 2015.

Shares subject to awards granted under the 2010 Plan that are forfeited or terminate before being exercised or settled, or are not delivered to the participant because such award is settled in cash, will again become available for issuance under the 2010 Plan. Shares withheld to satisfy the grant, exercise price or tax withholding obligation related to an award will again become available for issuance under the 2010 Plan. However, shares that have actually been issued will not again become available unless forfeited. If any shares of common stock issued pursuant to a stock award are forfeited back to us because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares which are forfeited will revert to and again become available for issuance under the 2010 Plan. No more than 1,167,277 shares may be delivered upon the exercise of incentive stock options granted under the 2010 Plan plus, to the extent allowable under applicable law, any shares that again become available for issuance under the 2010 Plan.

If this proposal 2 is approved, no participant in the 2010 Plan can receive option grants, restricted shares, stock appreciation rights or stock units totaling more than an aggregate of 300,000 shares in any calendar year, except in the participant’s first year of employment in which the participant may receive equity awards totaling up to 600,000 shares. No participant in the 2010 Plan may be paid more than an aggregate of $2.5 million in cash during any calendar year with respect to equity awards that are payable in cash.

Eligibility

Incentive stock options may be granted under the 2010 Plan only to our employees (including executive officers) and employees of our parent or subsidiary. Our employees (including executive officers), consultants and directors, and the employees (including executive officers) and consultants of our affiliates are eligible to receive all other types of awards under the 2010 Plan. All of our 26 employees as of March 10, 2016 (including officers), as well as our directors and consultants, are eligible to participate in the 2010 Plan.

Administration

The 2010 Plan is administered by our Board, which may in turn delegate authority to administer the plan to a committee such as our Compensation Committee. Subject to the terms of the 2010 Plan, our Board (or, as applicable, our Compensation Committee) will determine recipients, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, our Board (or, as applicable, our Compensation Committee) will also determine the exercise price of options granted under the 2010 Plan.

Repricing

The 2010 Plan expressly provides that, without the approval of the shareholders, the Board or Compensation Committee shall not have the authority to reduce the exercise price of any outstanding stock options or stock appreciation rights under the plan (except in connection with certain corporate transactions, such as stock splits, certain dividends, recapitalizations, reorganizations, mergers, spin-offs and the like), or cancel any outstanding underwater stock options or stock appreciation rights in exchange for cash or new stock awards under the 2010 Plan.

Stock Options

Stock options will be granted pursuant to stock option agreements. The exercise price for an option cannot be less than 100% of the fair market value of the common stock subject to the option on the date of grant. Options granted under the 2010 Plan will vest at the rate specified in the option agreement. Incentive stock options granted to any holder of more than 10% of the voting shares of our company must have an exercise price of at least 110% of the fair market value of our common stock on the date of grant.

The term of stock options granted under the 2010 Plan may not exceed ten years (five years in the case of an incentive stock option granted to any holder of more than 10% of our voting shares). Each stock option agreement will set forth any limitations on the right of the option holder to exercise the stock option following termination of service with us or any affiliate of ours.

Acceptable forms of consideration for the purchase of our common stock issued under the 2010 Plan will be determined by our Board (or, as applicable, our Compensation Committee) and may include cash, common stock previously owned by the option holder, payment through a broker assisted cashless exercise, or other legal consideration approved by our Board (or, as applicable, our Compensation Committee).

Generally, an option holder may not transfer a stock option other than by will or the laws of descent and distribution, unless otherwise permitted under the terms of the applicable stock option agreement.

ISO Limitations

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to which incentive stock options (“ISOs”) may be exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as nonstatutory stock options (“NSOs”). The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs shall be no more than 1,167,277 shares plus, to the extent allowable under applicable law, any shares that again become available for issuance under the 2010 Plan. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate.

Restricted Stock Awards

Restricted stock awards will be granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for the recipient’s services performed for us or an affiliate of ours. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by our Board (or, as applicable, our Compensation Committee). Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Stock Appreciation Rights

Stock appreciation rights typically will provide for payments to the recipient based upon increases in the price of our common stock over the exercise price of the stock appreciation right. The exercise price of a stock appreciation right will be determined by our Board (or, as applicable, our Compensation Committee), which shall not be less than the fair market value of our common stock on the date of grant. Our Board (or, as applicable, our Compensation Committee) may elect to pay stock appreciation rights in cash or in common stock or in a combination of cash and common stock.

Restricted Stock Unit Awards

Restricted stock unit awards will be granted pursuant to restricted stock unit award agreements. We will settle a restricted stock unit award by delivery of shares of our common stock, by cash, or by a combination of cash and stock as deemed appropriate by our Board (or, as applicable, our Compensation Committee) and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by our Board (or, as applicable, our Compensation Committee). Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The 2010 Plan provides that Awards may be granted, issued, vested or retained based upon the attainment during a certain period of time of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will generally be determined by our Board (or, as applicable, our Compensation Committee).

Performance goals under the 2010 Plan shall be determined by our Board (or, as applicable, our Compensation Committee), based on or related to one or more of the following performance criteria:

•	cash flow;
•	earnings per share;
•	earnings before interest, taxes and amortization;
•	return on equity;
•	total shareholder return;
•	share price performance;
•	return on capital;
•	return on assets or net assets;
•	revenue;
•	income or net income;
•	operating income or net operating income;
•	operating profit or net operating profit;
•	operating margin or profit margin;
•	return on operating revenue;
•	return on invested capital;
•	market segment shares;
•	costs;
•	expenses;
•	regulatory body approval for commercialization of a product; or
•	implementation or completion of critical projects.

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure, such as a stock split or stock dividend, the class and number of shares reserved under the 2010 Plan (including share limits) and the class and number of shares and exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately and equitably adjusted.

Corporate Transactions

In the event of certain corporate transactions, all outstanding stock awards under the 2010 Plan may be assumed, continued or substituted for by any surviving entity. If the surviving entity elects not to assume, continue or substitute for such awards, the vesting or exercisability of such stock awards may be accelerated in full and then terminated, if and to the extent not exercised at or prior to the effective time of the corporate transaction, or we may terminate the stock awards upon payment of their intrinsic value in cash or cash equivalents.

Plan Amendments

Our Board will have the authority to amend or terminate the 2010 Plan. However, in general, no amendment or termination of the plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain shareholder approval of any amendment to the 2010 Plan if required by applicable law.

Plan Termination

Unless sooner terminated by the Board, the 2010 Plan will automatically terminate on September 1, 2020, the day before the tenth anniversary of the date the 2010 Plan was originally adopted by the Board.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2010 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code (the “Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Incentive Stock Options

The 2010 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionee holds a share received on exercise of an ISO for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue

Service, within 30 days of his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

Generally, there is no taxation upon the grant of a stock appreciation right where the stock appreciation right is granted with an exercise price not less than the fair market value of the underlying stock on the grant date. On exercise, the recipient of a stock appreciation right will recognize ordinary income equal to the amount of cash or the value of the shares of common stock we distribute to the recipient. If the recipient is employed by us or one of our affiliates, that income will be subject to withholding tax. The recipient’s tax basis in the shares received, if any, will be equal to their fair market value on the date of exercise of the stock appreciation right, and the recipient’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of any tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Units

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount, if any, paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Section 162 Limitations

Compensation of persons who are “covered employees” is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. The 2010 Plan is intended to enable the Board or Compensation Committee, as applicable, to grant awards that will be exempt from the deduction limits of Section 162(m).

New Plan Benefits

Our Board and Compensation Committee have not made any determination with respect to future awards under the 2010 Plan, and any allocation of such awards will be made only in accordance with the provisions of the 2010 Plan. Because awards under the Plan are subject to the discretion of the Board or Compensation Committee, as applicable, awards and benefits under the 2010 Plan for the current or any future year are not determinable. Future option exercise prices under the 2010 Plan are not determinable because they will be based upon the fair market value of our common stock on the date of grant.

In fiscal 2015, our Named Executive Officers received option grants under the 2010 Plan as set forth in this Proxy Statement in the table entitled “2015 Outstanding Equity Awards at Fiscal Year-End” under the caption “Executive Compensation and Other Information.” In fiscal 2015, our non-employee directors received option grants and restricted stock awards under the 2010 Plan as set forth under the heading “2015 Director Compensation.”

In addition, the following table sets forth the equity-based awards that were granted during the fiscal year ended December 31, 2015 under the 2010 Plan to each of our Named Executive Officers, our current executive officers, as a group, our other employees who are not executive officers, as a group, and our non-employee directors, as a group.

Name	Shares of Restricted Stock	Shares Underlying Stock Options
Neil K. Warma
President, Chief Executive Officer and Acting Chief Financial Officer	—	15,000
Don Healey, Ph.D.
Chief Scientific Officer	—	7,500
Karthik Radhakrishnan (1)
Former Chief Financial Officer.	—	6,250
All current executive officers, as a group	—	35,000
All other employees, as a group	—	36,462
All non-employee directors, as a group	13,377	63,968

TOTAL	13,377	135,430

(1)	Mr. Radhakrishnan’s employment terminated on March 2, 2016 as part of a restructuring initiative and reduction-in-force which occurred on that date.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information, as of December 31, 2015, with respect to our compensation plans under which common stock is authorized for issuance, which consist of our 2010 Stock Incentive Plan and its predecessor, our June 2004 Compensatory Stock Option Plan. We believe that the exercise price for all of the options granted under these plans reflect at least 100% of fair market value on the dates of grant for the options at issue.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (C)
Equity Compensation Plans Approved by Stockholders	417,404	$18.04	60,810
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	417,404	$18.04	60,810

The Board of Directors recommends a vote “FOR” approval of the Amended and Restated 2010 Stock Incentive Plan.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act, in conjunction with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), requires companies that are subject to the SEC’s proxy rules and regulations to hold a shareholder vote to approve, on an advisory (non-binding) basis, the compensation of their Named Executive Officers as disclosed in their proxy statements in accordance with the SEC’s rules. This proposal, commonly known as a “say-on-pay” proposal, gives you, as a shareholder, the opportunity to endorse or not endorse our fiscal 2015 executive compensation programs and policies and the compensation paid to our Named Executive Officers for the fiscal year ended December 31, 2015.

As described under the heading “Compensation Overview,” our executive compensation programs are designed to attract, motivate, and retain our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of annual, long-term and strategic goals, and corporate goals. The Compensation Committee, which is comprised of independent directors, continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the 2016 Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our Named Executive Officers.

PROPOSAL 4

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee selected MaloneBailey, LLP as an independent registered public accounting firm to audit our financial statements for the year ending December 31, 2016 and requests that the shareholders ratify such selection. In the event the shareholders fail to ratify the appointment, the Audit Committee of the Board will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the subsequent year if the Board determines that such a change would be in the best interests of Opexa and our shareholders.

We are asking shareholders to ratify the selection of MaloneBailey, LLP as our independent auditors for the fiscal year ending December 31, 2016. A representative of MaloneBailey, LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if the representative desires but is not expected to do so, and is expected to be available to respond to appropriate questions.

Audit Fees

The following table presents the estimated aggregate fees billed by MaloneBailey, LLP for services performed during our last two fiscal years.

	Years Ended December 31,
	2015	2014
Audit fees(1)(2) (3)	$65,000	$75,000
Tax fees	—	—
All other fees(4)	31,500	16,500

	$96,500	$91,500

(1)	Audit fees include professional services rendered for (i) the audit of our annual financial statements for the fiscal years ended December 31, 2015 and 2014, and (ii) the reviews of the financial statements included in our quarterly reports on Form 10-Q for such years.
(2)	Audit fees paid in 2015 include $20,000 for the 2014 fiscal year audit.
(3)	Audit fees paid in 2014 include $30,000 for the 2013 fiscal year audit.
(4)	We have not engaged MaloneBailey, LLP for any consulting services. “All other fees” reflect payments to provide consent for financing activities such as registration statements on Forms S-1, S-3 and S-8 filings.

Policy on Audit Committee Pre-Approval and Permissible Non-Audit Services of Independent Auditors

The Board’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Board regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Board may also pre-approve particular services on a case-by-case basis. The Audit Committee pre-approved 100% of the tax services and other services provided by our independent auditors during the last two fiscal years.

The Board of Directors recommends a vote “FOR” the ratification of the selection of MaloneBailey, LLP as our independent auditors for the fiscal year ending December 31, 2016.

EXECUTIVE OFFICERS

Our executive officers are elected by the Board of Directors and serve at the discretion of the Board. Our current executive officers are as follows:

Name	Age	Position
Neil K. Warma	53	President, Chief Executive Officer, Acting Chief Financial Officer and Director
Don Healey, Ph.D.	54	Chief Scientific Officer
Donna R. Rill	62	Chief Development Officer

Biographical information for our executive officers is set forth below:

Neil K. Warma has served as President and Chief Executive Officer since June 2008 and as a Director since September 2008. He has also served as Acting Chief Financial Officer since March 2016, and previously served as our Acting Chief Financial Officer from March 2009 to August 2012. From July 2004 to September 2007, Mr. Warma served as president and chief executive officer of Viron Therapeutics Inc., a privately-held clinical stage biopharmaceutical company. From 2000 to 2003 Mr. Warma was co-founder and president of MedExact USA, Inc., an Internet company providing clinical information and services to physicians and pharmaceutical companies. From 1992 to 2000, Mr. Warma held senior positions of increasing responsibility at Novartis Pharmaceuticals (previously Ciba-Geigy Ltd.) at its corporate headquarters in Basel, Switzerland. While at Novartis, Mr. Warma served as the Head of International Pharma Policy & Advocacy and in senior management within global marketing where he worked on the international launch of a gastrointestinal product. Mr. Warma obtained an honors degree specializing in Neuroscience from the University of Toronto and an International M.B.A. from the Schulich School of Management at York University in Toronto. As our President and Chief Executive Officer, Mr. Warma is directly involved in all aspects of our operations. He has extensive experience in corporate business development within the biopharmaceutical industry, in addition to executive leadership and management experience.

Don Healey, Ph.D., has served as our Chief Scientific Officer since April 2013. Dr. Healey has over 25 years of experience in cellular immunology and immune regulation in both academic and biotech environments. Prior to joining Opexa in April 2010, Dr. Healey was Director of Immunology for Argos Therapeutics from 2003 to 2010, and was responsible for the development of novel autologous dendritic cell therapies for the treatment of renal carcinoma and HIV. Dr. Healey was Group Leader for Immunotherapy for ML Laboratories, UK (formerly Cobra Biotherapeutics) from 2001 to 2003, where he developed autologous dendritic cell therapies for the treatment of Melanoma. Dr. Healey was a member of Council of the British Society for Immunology from 1996 to 1998. He is a former lecturer in immunology at the University of Leicester, UK, and held post-doctoral positions in the Department of Pathology, Cambridge University, UK, conducting studies on immunoregulation in animal models of autoimmunity, including Type I Diabetes and Multiple Sclerosis. Dr. Healey obtained his Ph.D. at the Hunterian Institute in London, UK, and BSc in the Department of Pathology, Bristol University, UK.

Donna R. Rill was appointed as our Chief Development Officer in April 2013 and previously served as Senior Vice President of Operations and Quality Systems since January 2009. From November 2004 until January 2009, she served as Vice President of Operations. From April 2003 to November 2004, she was the director of quality systems and process development at Opexa Pharmaceuticals, Inc. From November 1997 to April 2003, she was the director of translational research for the Center for Cell & Gene Therapy at Baylor College of Medicine. Ms. Rill has worked to design and qualify GMP Cell & Gene Therapy Laboratories, GMP Vector Production facilities, and Translational Research Labs at St. Jude Children’s Research Hospital, Texas Children’s Hospital, and Baylor College of Medicine. Ms. Rill received her B.S. in Medical Technology from the University of Tennessee, Memphis.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Overview

Objectives of Our Executive Compensation Program

The Compensation Committee of our Board administers our executive compensation program. The Compensation Committee is composed entirely of independent directors.

The general philosophy of our executive compensation program is to align executive compensation with Opexa’s business objectives and the long-term interests of our shareholders. To that end, the Compensation Committee believes executive compensation packages we provide to our executives, including the Named Executive Officers, should include both cash and stock-based compensation that reward performance as measured against established goals. In addition, we strive to provide compensation that is competitive with other biopharmaceutical and biotechnology companies and that will allow us to attract, motivate, and retain qualified executives with superior talent and abilities.

Our executive compensation is designed to reward achievement of our corporate goals. In 2015, our corporate goals included, but were not limited to: (i) advancing our phase 2b clinical trial of Tcelna in patients with SPMS; (ii) obtaining additional financing to support our operations, including our phase 2b clinical trial of Tcelna in patients with SPMS; (iii) continuing the expansion of our T-cell technology platform through preclinical development of OPX-212 in neuromyelitis optica; and (iv) various corporate governance objectives. We believe that the focus of our executives on the achievement of corporate goals allows us to reward our executives for their roles in creating value for our shareholders.

Compensation Committee Processes and Procedures

The Compensation Committee has the primary authority to determine our compensation philosophy and to establish compensation for our executive officers. The Compensation Committee oversees our compensation and benefit plans and policies; administers our stock option plan; reviews the compensation components provided to our officers, employees, and consultants; grants options to purchase common stock to our officers, employees, and consultants; and reviews and makes recommendations to the Board regarding all forms of compensation to be provided to the members of the Board.

The Compensation Committee generally sets the initial compensation of each executive. The Compensation Committee annually reviews and in some cases adjusts compensation for executives. Although the Chief Executive Officer provides recommendations to the Compensation Committee regarding the compensation of the other executive officers, the Compensation Committee has full authority over all compensation matters relating to executive officers.

In establishing compensation amounts for our executives and independent directors, the Compensation Committee seeks to provide compensation that is competitive in light of current market conditions and industry practices. Accordingly, the Compensation Committee annually reviews market data which is comprised of proxy-disclosed data from peer companies and information from nationally recognized published surveys for the biopharmaceutical industry, adjusted for size. The market data helps the Committee gain perspective on the compensation levels and practices at peer companies and assess the relative competitiveness of the compensation paid to our executives and independent directors. The market data thus guides the Compensation Committee in its efforts to set executive compensation at competitive levels for comparable roles in the marketplace. The Compensation Committee then takes into account other factors, such as the importance of each executive officer’s role to the Company, individual expertise, experience, and performance, retention concerns and relevant compensation trends in the marketplace, in making its final compensation determinations.

Role of Compensation Consultant

From time to time and as it determines necessary or desirable, the Compensation Committee may retain the services of an independent compensation consultant to advise on compensation-related matters relating to the executive officers and independent directors. The Compensation Committee did not engage a consultant for compensation-related matters in 2015.

Elements of Executive Compensation

Although the Compensation Committee has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, it strives to maintain a strong link between executive incentives and the creation of shareholder value. Therefore, we emphasize incentive compensation in the form of stock options rather than base salary.

Executive compensation consists of the following elements:

Base Salary. Base salaries for our executives are generally established based on the scope of their responsibilities, taking into account what the Compensation Committee believes to be, based on its general business experience, competitive market compensation paid by other companies for similar positions and recognizing cost of living considerations. Prior to making its recommendations and determinations, the Compensation Committee reviews each executive’s:

•	historical pay levels;

•	past performance; and

•	expected future contributions.

The Compensation Committee does not use any particular indices or formulae to arrive at each executive’s recommended pay level. Evaluations of past performance are made on a strictly qualitative basis, and may include such factors as leadership performance, contribution to the officer group, overall performance, continuous improvements, and other appropriate measures. In making decisions as to the base salaries of our executive officers, the Compensation Committee does not engage in benchmarking by using specific compensation data about other companies as a reference point.

Annual Cash Incentive Bonus. As described below under “Executive Employment Agreements,” each of the employment agreements we have entered into with our Named Executive Officers provides the officer with the opportunity to earn a cash bonus up to a stated percentage of his or her base salary based upon objectives and milestones to be agreed upon annually by our Board and Chief Executive Officer. The Board retains discretion, however, to pay a portion of any such bonus in the form of equity (including grants of restricted stock).

Equity Awards. We also use long-term incentives in the form of stock options and restricted stock awards. Employees and executive officers generally receive stock option grants at the commencement of employment and periodically receive additional stock option grants or restricted stock awards, typically on an annual basis. We believe that stock options and restricted stock awards incentivize executive performance and are instrumental in aligning the long-term interests of our employees and executive officers with those of the shareholders because such individuals realize gains based on the value of the underlying shares and stock price increases. Equity awards also help to balance the overall executive compensation program, with base salary and cash bonuses providing short-term compensation and stock options and restricted stock awards rewarding executives for long-term increases in shareholder value.

Options and restricted stock awards are granted through our 2010 Stock Incentive Plan. The Compensation Committee reviews and approves equity awards to executive officers in amounts that are based upon a review and assessment of:

•	individual performance;

•	achievement of corporate objectives;

•	each executive’s existing long-term incentives; and

•	retention considerations.

Periodic equity awards are made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of members of management, such as the Chief Executive Officer. In determining the amount of any equity award, the Compensation Committee gives subjective consideration to our Named Executive Officers’ contributions towards the achievement of our goals.

In 2015, each Named Executive Officer was granted stock options in the amount indicated in the table entitled “2015 Outstanding Equity Awards at Fiscal Year-End.” Stock options are granted with an exercise price equal to the fair market value of our common stock on the day of grant and recent option grants generally vest 25% after one year with the remaining 75% vesting quarterly over the next three years. The grant date fair value of these equity awards is computed in accordance with FASB ASC 718, and such grant date fair value is included in the total compensation of each of the Named Executive Officers. See Note 10 to our financial statements included in our Annual Report on Form 10-K for assumptions underlying the valuation of equity awards.

Pursuant to the terms of our 2010 Stock Incentive Plan, in 2015 the Compensation Committee recommended that a pool of shares of common stock be available at the discretion of the Chief Executive Officer to grant stock options to non-executive employees, and the Board approved such delegation of authority. The purpose of this delegation of authority is to enhance the flexibility of option administration and to facilitate the timely grant of options to non-management employees.

Severance Arrangements. As described below under “Executive Employment Agreements,” each of the employment agreements we have entered into with our Named Executive Officers provides the officer with certain severance protection arrangements in the event the officer’s employment is terminated by the Board without cause. In such event, the officer will receive a severance payment equal to a stated number of months of base salary, subject to certain conditions and the execution and delivery of a general release and waiver of claims in our favor. We believe the provisions of these severance arrangements are consistent with the principal objectives of our compensation programs, appropriate for the level of service provided by each executive, and provide an important “safety net” that allows each executive to focus on our business and pursue the course of action that is in the best interests of our shareholders by alleviating some potential concerns regarding their personal financial well-being in the event of a termination.

Section 162(m) Policy

Section 162(m) of the Code limits the tax deductibility by public companies of compensation in excess of $1 million paid to certain executive officers. These officers include any employee who, as of the close of the taxable year, is the principal executive officer, and any employee whose total compensation for the taxable year is required to be reported to shareholders under the Exchange Act by reason of such employee being among the three highest compensated officers for that taxable year, other than the principal executive officer or the principal financial officer. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s shareholders.

It is our policy to qualify, to the extent reasonable, our executive officers’ compensation for deductibility under applicable tax law. However, we intend to retain the flexibility necessary to provide total cash compensation in line with competitive practice, our compensation philosophy and our best interests. Therefore, we may from time to time pay compensation to our executive officers that may not be deductible.

Executive Officer Compensation

The following table sets forth certain information concerning compensation earned by or paid to certain persons who we refer to as our “Named Executive Officers” for services provided for the fiscal year ended December 31, 2015. Our Named Executive Officers include persons who (i) served as our principal executive officer or acted in a similar capacity during 2015, (ii) were serving at fiscal year-end as our two most highly compensated executive officers, other than the principal executive officer, whose total compensation exceeded $100,000, and (iii) if applicable, up to two additional individuals for whom disclosure would have been provided as a most highly compensated executive officer, but for the fact that the individual was not serving as an executive officer at fiscal year-end.

2015 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Options Awards(2)	All Other Compensation	Total
Neil K. Warma	2015	$416,625	$—	$—	$92,112	$0	$508,737
President and Chief Executive Officer	2014	$406,464	$172,747	$94,181	$1,137,357	$0	$1,810,749
Don Healey, Ph.D. (3)	2015	$266,240	$—	$—	$46,056	$0	$312,296
Chief Scientific Officer
Karthik Radhakrishnan (4)	2015	$271,250	$—	$—	$38,380	$0	$309,630
Former Chief Financial Officer	2014	$246,000	$71,033	$30,319	$232,417	$0	$579,769

(1)	Amounts in this column represent the aggregate grant date fair value of restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). The fair value of restricted stock awards is based on the closing price of our common stock on the grant date, and we recognize the compensation expense over the vesting period.
(2)	Amounts in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC 718. Each officer was granted two options on February 28, 2014, and the fair value of each was calculated using the Black-Scholes option-pricing model. The first option is based upon the achievement of a future performance-based strategic milestone objective, and the grant date fair value is based upon the probable outcome of the performance conditions. The second option is time-based. See Note 10 to our financial statements included in our annual report on Form 10-K for assumptions underlying the valuation of equity awards.
(3)	Mr. Healey was appointed as an executive officer on October 26, 2015.
(4)	Mr. Radhakrishnan’s employment terminated on March 2, 2016 as part of a restructuring initiative and reduction-in-force which occurred on that date.

Executive Employment Agreements

Neil K. Warma. We entered into an employment agreement on June 16, 2008 with Neil K. Warma pursuant to which he serves as our President and Chief Executive Officer. Pursuant to the agreement, which automatically renews for 12-month periods, Mr. Warma is currently compensated at the rate of $416,625 per annum. In addition, Mr. Warma is entitled to the following: (i) an annual cash bonus of up to 50% of his base salary based upon milestones to be agreed upon; and (ii) a one-time payment of $50,000 cash and 781shares of our common stock to be issued if and when the closing bid price of our common stock equals or exceeds $128.00 for 20 consecutive trading days. In addition, we provide Mr. Warma with our standard benefits and insurance coverage as generally provided to our management, as well as contractual indemnification rights by reason of his service as an officer and employee. If his employment is terminated by the Board without cause, as defined in the agreement, Mr. Warma will be entitled to receive a severance payment equal to 12 months of his base salary plus a payment equal to 30% of base salary in lieu of any potential bonus, in addition any earned but unpaid bonus. In addition, vesting of stock options will accelerate in full. We will also reimburse Mr. Warma for COBRA expenses for a 12-month period, subject to a cap equal to Opexa’s standard contribution to employee health benefits. Upon the effectiveness of a change in control, as defined in the agreement, Mr. Warma will receive 18 months of salary and COBRA reimbursement and a payment equal to 45% of base salary in lieu of any potential bonus, in addition to any earned but unpaid bonus. In addition, all vesting of options will accelerate in full. Any payment or benefit Mr. Warma might receive upon a change of control which would constitute a “parachute payment” under Section 280G of the Internal Revenue Code will be reduced so as not to trigger excise tax under Section 4999 of such Code. Mr. Warma’s agreement also provides that for a 12-month period following his termination of employment, he will not engage or participate in any competitive business or solicit or recruit any of our employees. The severance and change of control benefits are subject to Mr. Warma executing and delivering a general release and waiver of claims in favor of Opexa.

Don Healey, Ph.D. We entered into an employment agreement with Don Healey on March 4, 2010, pursuant to which Mr. Healey serves as our Chief Scientific Officer. Mr. Healey is currently compensated at the rate of $270,000 per annum and is eligible to receive an annual discretionary bonus of up to 35% of his base salary per 12-month period, based on the achievement of objectives as determined by Opexa’s Board and Chief Executive Officer. In addition, Mr. Healey receives our standard benefits and insurance coverage as generally provided to our management, as well as contractual indemnification rights by reason of his service as an officer and employee. Mr. Healey’s employment may be terminated at any time voluntarily by him or without cause (as defined in the agreement) by the Board. If his employment is terminated by the Board without cause, Mr. Healey will be entitled to receive a severance payment equal to six months of his base salary. The severance benefits are subject to Mr. Healey having been continuously employed through the termination event, executing and delivering a general release and waiver of claims in favor of Opexa, not being in breach of the employment agreement or Opexa’s proprietary information and inventions agreement, and not engaging in any activity which is competitive with Opexa during the term of the employment agreement or while receiving the severance benefits. The timing of any payments to Mr. Healey under the employment agreement is subject to applicable requirements of Section 409A of the Code and the related Treasury Regulations.

Karthik Radhakrishnan. Mr. Radhakrishnan was employed as our Chief Financial Officer from March 29, 2013 until his employment terminated on March 2, 2016 as part of a restructuring initiative and reduction-in-force which occurred on that date. Pursuant to the terms of his March 2013 offer letter, he will be entitled to receive severance payments equal to six months of his base salary and vesting for any unvested stock options will accelerate by six additional months. In addition, Mr. Radhakrishnan will have a period of 12 months following his termination of employment within which to exercise any vested options, as opposed to the three months otherwise available for terminating employees. The severance benefits are subject to Mr. Radhakrishnan executing and delivering a general release and waiver of claims in favor of the Company, not being in breach of the offer letter or the Company’s proprietary information and inventions agreement, and not engaging in any activity which is competitive with the Company while receiving the severance benefits. Mr. Radhakrishnan’s salary at the time of his termination was $275,000 per annum. The timing of any payments to Mr. Radhakrishnan is subject to applicable requirements of Section 409A of the Code and the related Treasury Regulations.

2015 Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding outstanding equity awards at December 31, 2015 for each of the Named Executive Officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date
Neil K. Warma	7,812	—		$32.32	06/16/18
	4,687	—		$7.04	01/16/19
	3,125	—		$65.60	11/30/19
	2,343	—		$49.92	01/04/21
	5,452	—		$30.40	01/06/22
	11,919	77	(1)	$30.40	01/06/22
	5,452	—		$30.40	01/06/22
	6,250	—		$15.04	11/08/23
	17,294	22,237	(2)	$14.56	02/28/24
	—	39,531	(3)	$14.56	02/28/24
	—	15,000	(2)	$6.56	03/02/25
Don Healey, Ph.D.	937	—		$72.00	04/30/20
	937	—		$49.92	01/04/21
	1,308	—		$30.40	01/06/22
	2,600	17	(1)	$30.40	01/06/22
	1,199	—		$30.40	01/06/22
	2,084	416	(4)	$14.00	04/29/23
	3,533	4,545	(2)	$14.56	02/28/24
	—	8,078	(3)	$14.56	02/28/24
	—	7,500	(2)	$6.56	03/02/25
Karthik Radhakrishnan (5)	14,323	1,302	(4)	$18.72	03/29/23
	3,533	4,545	(2)	$14.56	02/28/24
	—	8,078	(3)	$14.56	02/28/24
	—	6,250	(2)	$6.56	03/02/25

(1)	The performance-based options began vesting quarterly over a three year-period upon achievement of certain key milestone events. On February 5, 2013, the second tranche of two-thirds of the performance option shares commenced three-year quarterly vesting upon achievement of the second key milestone, which was Opexa entering into a collaboration, partnership or other strategic arrangement involving rights in the United States for Tcelna.
(2)	25% of the shares vest on the one-year anniversary of the grant date, and the remaining 75% vesting quarterly over the remaining three years.
(3)	The performance-based options will vest, if at all, 100% in the event our ongoing phase 2b clinical trial of Tcelna in patients with SPMS meets it’s designated study endpoints.
(4)	The shares vest quarterly over a three-year period from the grant date.
(5)	As a result of his employment termination on March 2, 2016, vesting for any unvested stock options will accelerate by six additional months. In addition, Mr. Radhakrishnan will have a period of 12 months following his termination of employment within which to exercise any vested options, as opposed to the three months otherwise available for terminating employees.

Certain Relationships and Related Party Transactions

Transactions with Related Persons

Since January 1, 2015, we have engaged in no reportable transactions with our directors, executive officers, beneficial holders of more than 5% of our voting securities, and affiliates or their immediate family members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

The following table sets forth, as of March 31, 2016, the number and percentage of outstanding shares of our common stock beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (b) each of our directors; (c) the Named Executive Officers; and (d) all current directors and executive officers, as a group. As of March 31, 2016, there were 6,982,909 shares of common stock issued and outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Beneficial Ownership Table

Name and Address of Beneficial Owner(1)	Number of Shares Owned		Percentage of Class
Executive Officers and Directors:
Scott B. Seaman (2)	264,294	(3)	3.71%
Neil K. Warma	96,614	(4)	1.36%
Karthik Radhakrishnan	43,058	(5)	*
Don Healey, Ph.D.	19,962	(6)	*
Michael S. Richman	30,555	(7)	*
Gail J. Maderis	26,851	(8)	*
Timothy Barabe	24,509	(9)	*
Hans-Peter Hartung, M.D.	14,856	(10)	*
All directors and current executive officers as a group (8 persons)	502,174	(11)	6.88%

*	Less than 1%
(1)	Unless otherwise indicated in the footnotes, the mailing address of the beneficial owner is c/o Opexa Therapeutics, Inc., 2635 Technology Forest Boulevard, The Woodlands, Texas 77381.
(2)

Scott B. Seaman is a principal of Chaswil, Ltd. (“Chaswil”), the investment manager of Alkek & Williams Ventures, Ltd. (“Ventures”). Chaswil holds voting power and investment power with respect to Company securities held by Ventures pursuant to a written agreement, and Mr. Seaman has shared voting power and shared investment power over all of the shares of common stock beneficially owned by Ventures. The information in this footnote is primarily based on the Schedule 13D/A filed with the SEC on August 23, 2012, by Ventures, Chaswil, Mr. Seaman, Albert and Margaret Alkek Foundation (the “Foundation”), DLD Family Investments, LLC (“DLD Family”) and certain other reporting persons named therein (the “Foundation 13D”) and other information available to us. The Foundation acts through an investment committee of its board of directors, which includes Mr. Seaman, Charles Williams, Daniel Arnold, Joe Bailey and Ms. Randa Duncan Williams. Mr. Seaman is the executive director of the Foundation and chairman of the investment committee. The investment committee has sole voting and investment power over all of the shares of common stock beneficially owned by the Foundation.

However, pursuant to the Foundation 13D, neither the executive director nor any member of the investment committee may act individually to vote or sell shares of common stock held by the Foundation; therefore, the Foundation has concluded that no individual committee member is deemed to beneficially own, within the meaning of Rule 13d-3 of the Exchange Act, any shares of common stock held by the Foundation solely by virtue of the fact that he or she is a member of the investment committee. Additionally, pursuant to the Foundation 13D, the Foundation has concluded that because Mr. Seaman, in his capacity as executive director or chairman of the investment committee, cannot act in such capacity to vote or sell shares of common stock held by the Foundation without the approval of the investment committee, he is not deemed to beneficially own, within the meaning of Rule 13d-3 of the Exchange Act, any shares of common stock held by the Foundation by virtue of his position as executive director or chairman of the investment committee. Ms. Williams is the principal of DLD Family and she may be deemed to exercise voting and investment power with respect to such shares held by DLD Family. Pursuant to the Foundation 13D, the Foundation, Ventures, Chaswil, Mr. Seaman and certain other reporting persons named therein may be deemed to constitute a group for purposes of Section 13(d) or Section 13(g) of the Exchange Act. However, the Foundation, Ventures, Chaswil and Mr. Seaman expressly disclaim (i) that, for purposes of Section 13(d) or Section 13(g) of the Exchange Act, they are a member of a group with respect to securities of Opexa held by certain other reporting persons named therein and (ii) that they have agreed to act together with certain other reporting persons named therein other than as described in the Foundation 13D. Each reporting person disclaims beneficial ownership with respect to all other shares of common stock other than those securities whereby the reporting person possesses sole voting power and sole dispositive power. The mailing address of the beneficial owner is 1100 Louisiana, Suite 5250, Houston, Texas 77002.

(3)	Consisting of: (i) 129,676 shares of common stock held by Ventures; (ii) 21,972 shares of common stock underlying Series I warrants held by Ventures; (iii) 2,868 shares of common stock underlying Series K warrants held by Ventures; (iv) 64,838 shares of common stock underlying Series M warrants held by Ventures; (v) 10,624 shares of common stock held by Mr. Seaman; and (vi) 5,510 shares of common stock underlying Series M warrants held by Mr. Seaman; (vii) 28,806 shares of common stock underlying currently exercisable stock options held by Mr. Seaman.
(4)	Consisting of: (i) 18,110 shares of common stock; (ii) 659 shares of common stock underlying Series I Warrants; (iii) 86 shares of common stock underlying Series K Warrants; (iv) 4,656 shares of common stock underlying Series M warrants; and (v) 73,103 shares of common stock underlying currently exercisable stock options.
(5)	Consisting of: (i) 15,582 shares of common stock; (ii) 6,250 shares of common stock underlying Series M warrants; and (iii) 21,226 shares of common stock underlying currently exercisable stock options. Mr. Radhakrishnan’s employment terminated on March 2, 2016 as part of a restructuring initiative and reduction-in-force which occurred on that date.
(6)	Consisting of: (i) 4,045 shares of common stock; and (ii) 15,917 shares of common stock underlying currently exercisable stock options.
(7)	Consisting of: (i) 6,520 shares of common stock; (ii) 1,030 shares of common stock underlying Series M warrants; and (iii) 23,005 shares of common stock underlying currently exercisable stock options.
(8)	Consisting of: (i) 6,520 shares of common stock; (ii) 1,030 shares of common stock underlying Series M warrants; and (iii) 19,301 shares of common stock underlying currently exercisable stock options.
(9)	Consisting of: (i) 8,459 shares of common stock; (ii) 2,000 shares of common stock underlying Series M warrants; and (iii) 14,050 shares of common stock underlying currently exercisable stock options.
(10)	Consisting of: 14,856 shares of common stock underlying currently exercisable stock options.
(11)	Consisting of: (i) 188,048 shares of common stock; (ii) 104,649shares of common stock underlying warrants; and (iii) 209,477 shares of common stock underlying stock options. Includes only current directors and executive officers serving in such capacity on the date of this report.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership. These reporting persons are required by SEC regulations to furnish us with copies of all such reports they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations from certain insiders that no other reports were required, we believe all of the reporting persons complied with all applicable Section 16(a) filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2015.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are our shareholders may be “householding” our proxy materials. If householding is in effect, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the proxy statement and annual report, please notify your broker. Shareholders who currently receive multiple copies of the proxy statement and/or annual report at their address and would like to request “householding” of their communications should contact their broker. We will deliver a separate set of proxy materials promptly upon written or oral request from a shareholder. Please direct any such requests to Investor Relations, Opexa Therapeutics, Inc., 2635 Technology Forest Blvd., The Woodlands, Texas 77381, or call Investor Relations at (281) 272-9331.

OTHER BUSINESS

The Board knows of no other business to come before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the person named in the accompanying form of proxy or his or their substitutes will vote in their discretion on those matters.

By Order of the Board of Directors

Neil K. Warma

President and Chief Executive Officer

April 11, 2016

The Woodlands, Texas

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE OR USE ONE OF THE VOTING METHODS DESCRIBED IN THE ATTACHED MATERIALS. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A LEGAL PROXY ISSUED IN YOUR NAME.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY

FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

If you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact our proxy solicitor:

ADVANTAGE PROXY

(877) 870-8565 (toll free)

Appendix A

OPEXA THERAPEUTICS, INC.

AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

(Adopted by the Board of Directors initially on September 2, 2010, and as amended and restated on September 25, 2013 and March 29, 2016)

i

(b) Payment for Awards	6
(c) Vesting	6
(d) Voting and Dividend Rights	6
(e) Restrictions on Transfer of Shares	6
SECTION 7. TERMS AND CONDITIONS OF OPTIONS.	6
(a) Stock Option Agreement	6
(b) Number of Shares	6
(c) Exercise Price	6
(d) Withholding Taxes	6
(e) Exercisability and Term	7
(f) Exercise of Options	7
(g) Effect of Change in Control	7
(h) No Rights as a Shareholder	7
(i) Modification, Extension and Renewal of Options	7
(j) Restrictions on Transfer of Shares	7
(k) Buyout Provisions	7
SECTION 8. PAYMENT FOR SHARES.	7
(a) General Rule	7
(b) Surrender of Stock	7
(c) Services Rendered	8
(d) Cashless Exercise	8
(e) Exercise/Pledge	8
(f) Promissory Note	8
(g) Other Forms of Payment	8
(h) Limitations under Applicable Law	8
SECTION 9. STOCK APPRECIATION RIGHTS.	8
(a) SAR Agreement	8
(b) Number of Shares	8
(c) Exercise Price	8
(d) Exercisability and Term	8
(e) Effect of Change in Control	8
(f) Exercise of SARs	8
(g) Modification or Assumption of SARs	8
(h) Buyout Provisions	9
SECTION 10. STOCK UNITS.	9
(a) Stock Unit Agreement	9
(b) Payment for Awards	9
(c) Vesting Conditions	9
(d) Voting and Dividend Rights	9
(e) Form and Time of Settlement of Stock Units	9
(f) Death of Recipient	9
(g) Creditors’ Rights	9
SECTION 11. ADJUSTMENT OF SHARES.	10
(a) Adjustments	10
(b) Dissolution or Liquidation	10
(c) Reorganizations	10
(d) Reservation of Rights	10
SECTION 12. DEFERRAL OF AWARDS.	10
(a) Committee Powers	10
(b) General Rules	11
SECTION 13. AWARDS UNDER OTHER PLANS.	11
SECTION 14. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.	11
(a) Effective Date	11
(b) Elections to Receive NSOs, Restricted Shares or Stock Units	11
(c) Number and Terms of NSOs, Restricted Shares or Stock Units	11
SECTION 15. LEGAL AND REGULATORY REQUIREMENTS.	11

ii

SECTION 16. WITHHOLDING TAXES.	11
(a) General	11
(b) Share Withholding	11
SECTION 17. OTHER PROVISIONS APPLICABLE TO AWARDS.	12
(a) Transferability	12
(b) Substitution and Assumption of Awards	12
(c) Qualifying Performance Criteria	12
SECTION 18. NO EMPLOYMENT RIGHTS.	13
SECTION 19. DURATION AND AMENDMENTS.	13
(a) Term of the Plan	13
(b) Right to Amend or Terminate the Plan	13
(c) Effect of Termination	13
SECTION 20. EXECUTION.	14

iii

OPEXA THERAPEUTICS, INC.

AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors effective September 2, 2010 (the “Effective Date”), and amended and restated effective September 25, 2013 and March 29, 2016. The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to shareholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2. DEFINITIONS.

(a) “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b) “Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(d) “Change in Control” shall mean the occurrence of any of the following events:

(i)	A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A)	Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B)	Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or

(ii)	Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(iii)	The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(iv)	The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (d)(i) above, the term “look-back” date shall mean the later of (1) the Effective Date or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (d)(ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission for the offering of Stock to the public.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(g) “Company” shall mean Opexa Therapeutics, Inc., a Texas corporation.

(h) “Consultant” shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor (not including service as a member of the Board of Directors) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee.

(i) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Exercise Price”shall mean, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

(l) “Fair Market Value” with respect to a Share, shall mean the market price of one Share, determined by the Committee as follows:

(i)	If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Quote system;

(ii)	If the Stock was traded on any established stock exchange (such as the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market) or national market system on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable exchange or system; and

(iii)	If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(m) “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(n) “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(o) “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(p) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(q) “Optionee” shall mean an individual or estate who holds an Option or SAR.

(r) “Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company, a Parent or a Subsidiary.

(s) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(t) “Participant” shall mean an individual or estate who holds an Award.

(u) “Plan” shall mean this 2010 Stock Incentive Plan of Opexa Therapeutics, Inc. as amended from time to time.

(v) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(w) “Restricted Share” shall mean a Share awarded under the Plan.

(x) “Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

(y) “SAR” shall mean a stock appreciation right granted under the Plan.

(z) “SAR Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

(aa) “Service” shall mean service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Stock Option Agreement, SAR Agreement, Restricted Share Agreement or Stock Unit Agreement. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating three months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.

(bb) “Share” shall mean one share of Stock, as adjusted in accordance with Section 11 (if applicable).

(cc) “Stock” shall mean the Common Stock of the Company.

(dd) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to such Option.

(ee) “Stock Unit” shall mean a bookkeeping entry representing the Company’s obligation to deliver one Share (or distribute cash) on a future date in accordance with the provisions of a Stock Unit Agreement.

(ff) “Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

(gg) “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(hh) “Total and Permanent Disability” shall mean any permanent and total disability as defined by section 22(e)(3) of the Code.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Plan shall be administered by the Board or a Committee appointed by the Board. The Committee shall consist of two or more directors of the Company. In addition, to the extent required by the Board, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b) Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

(c) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing (including via email) by all Committee members, shall be valid acts of the Committee.

(d) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i)	To interpret the Plan and to apply its provisions;

(ii)	To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii)	To adopt, amend or terminate sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;

(iv)	To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(v)	To determine when Awards are to be granted under the Plan;

(vi)	To select the Offerees and Optionees;

(vii)	To determine the number of Shares to be made subject to each Award;

(viii)	To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

(ix)	To amend any outstanding Award agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(x)	To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(xi)	To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xii)	To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii)	To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award agreement;

(xiv)	To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

(xv)	To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY.

(a) General Rule. Only common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options or SARs.

(b) Ten-Percent Shareholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(c) Attribution Rules. For purposes of Section 4(b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries.

(d) Outstanding Stock. For purposes of Section 4(b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed 1,103,125 Shares, plus any Shares subject to outstanding options under the Company’s 2004 Compensatory Stock Option Plan (the “Predecessor Plan”) on the Effective Date that are subsequently forfeited or terminated for any reason before being exercised and any reserved shares not issued or subject to outstanding grants under the Predecessor Plan on the Effective Date, such number of additional Shares not to exceed an aggregate of 64,152 Shares. No more than 1,167,277 Shares may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 5(c). The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 11. The number of Shares that are subject to Options or other Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b) Section 162(m) Award Limitation. Notwithstanding any contrary provisions of the Plan, and subject to the provisions of Section 11, no Participant may receive Options, SARs, Restricted Shares or Stock Units under the Plan in any calendar year that relate to an aggregate of more than 300,000 Shares, and no more than two times this amount in the first year of employment, and the maximum aggregate amount of cash that may be paid to any Participant during any calendar year with respect to Awards payable in cash shall be $2.5 million.

(c) Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any reason before being exercised or settled, or an Award is settled in cash without the delivery of Shares to the holder, then any Shares subject to the Award shall again become available for Awards under the Plan. Only the number of Shares (if any) actually issued in settlement of Awards shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan. Any Shares withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again become available for Awards under the Plan. Notwithstanding the foregoing provisions of this Section 5(c), Shares that have actually been issued shall not again become available for Awards under the Plan, except for Shares that are forfeited and do not become vested.

SECTION 6. RESTRICTED SHARES.

(a) Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

(c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e) Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in 4(b), and the Exercise Price of an NSO shall not be less 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for ISOs granted to Employees described in Section 4(b)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f) Exercise of Options. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h) No Rights as a Shareholder. An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 11.

(i) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option. In addition, notwithstanding any other provision of the Plan, and except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), in no event shall the Committee reduce the exercise price of an outstanding Option, or cancel any outstanding Option having a per Share exercise price greater than the Fair Market Value of a Share in exchange for cash, another Award or an Option with an exercise price that is less than the exercise price of the original Option, without shareholder approval.

(j) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(k) Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8. PAYMENT FOR SHARES.

(a) General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(g) below.

(b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the Award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d) Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f) Promissory Note. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.

(g) Other Forms of Payment. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(h) Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9. STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, SARs may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 9(c), the Exercise Price under any SAR shall be determined by the Committee in its sole discretion.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f) Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price, or in return for the grant of a different Award for the same or a different number of Shares. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR. In addition, notwithstanding any other provision of the Plan, and except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), in no event shall the Committee reduce the exercise price of an outstanding SAR, or cancel any outstanding SAR having a per Share exercise price greater than the Fair Market Value of a Share in exchange for cash, another Award or a SAR with an exercise price that is less than the exercise price of the original SAR, without shareholder approval.

(h) Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents a SAR previously granted, or (b) authorize an Optionee to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 10. STOCK UNITS.

(a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

(e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Stock Unit Agreement may provide that vested Stock Units may be settled in a lump sum or in installments. A Stock Unit Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(f) Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 11. ADJUSTMENT OF SHARES.

(a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate and equitable adjustments in:

(i)	The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;

(ii)	The limitations set forth in Sections 5(a) and (b);

(iii)	The number of Shares covered by each outstanding Option and SAR;

(iv)	The Exercise Price under each outstanding Option and SAR; and

(v)	The number of Stock Units included in any prior Award which has not yet been settled.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Subject to compliance with Section 409A of the Code, such agreement shall provide for:

(i)	The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii)	The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii)	The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv)	Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(v)	Settlement of the intrinsic value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

(d) Reservation of Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets. In the event of any change affecting the Shares or the Exercise Price of Shares subject to an Award, including a merger or other reorganization, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the occurrence of such event.

SECTION 12. DEFERRAL OF AWARDS.

(a) Committee Powers. Subject to compliance with Section 409A of the Code, the Committee (in its sole discretion) may permit or require a Participant to:

(i)	Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii)	Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(iii)	Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b) General Rules. A deferred compensation account established under this Section 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 12.

SECTION 13. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 14. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a) Effective Date. No provision of this Section 14 shall be effective unless and until the Board has determined to implement such provision.

(b) Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 14 shall be filed with the Company on the prescribed form.

(c) Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 15. LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 16. WITHHOLDING TAXES.

(a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the minimum legally required tax withholding.

SECTION 17. OTHER PROVISIONS APPLICABLE TO AWARDS.

(a) Transferability. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 17(a) shall be void and unenforceable against the Company.

(b) Substitution and Assumption of Awards. The Committee may make Awards under the Plan by assumption, substitution or replacement of stock options, stock appreciation rights, stock units or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). Notwithstanding any provision of the Plan (other than the maximum number of Shares that may be issued under the Plan), the terms of such assumed, substituted or replaced Awards shall be as the Committee, in its discretion, determines is appropriate.

(c) Qualifying Performance Criteria. The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals; provided, however, that where any Award is intended to qualify for exemption from the deduction limitation of Section 162(m) of the Code as “qualified performance-based compensation,” the following conditions shall apply:

(i)	The amount potentially available under an Award shall be subject to the attainment of pre-established, objective performance goals relating to a specified period of service based on one or more of the following performance criteria: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total shareholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment shares, (q) costs, (r) expenses, (s) regulatory body approval for commercialization of a product, or (t) implementation or completion of critical projects (“Qualifying Performance Criteria”), any of which may be measured either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either periodically or cumulatively over specified periods of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the Committee in the Award;

(ii)	The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in managements’ discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, in each case within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code;

(iii)	The Committee shall establish the applicable performance goals in writing and an objective method for determining the Award earned by a Participant if the goals are attained, while the outcome is substantially uncertain and not later than the 90th day of the performance period (but in no event after 25% of the period of service with respect to which the performance goals relate has elapsed), and shall determine and certify in writing, for each Participant, the extent to which the performance goals have been met prior to payment or vesting of the Award; and

(iv)	The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of the pre-established performance goals to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

SECTION 18. NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee or Consultant. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 19. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall terminate automatically on September 1, 2020 and may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend or terminate the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

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SECTION 20. EXECUTION.

To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

OPEXA THERAPEUTICS, INC.

By	/s/ Neil K. Warma
Name	Neil K. Warma
Title	President & Chief Executive Officer

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OPEXA THERAPEUTICS, INC.	HOW TO VOTE YOUR SHARES OF OPEXA THERAPEUTICS, INC.

Vote Your Proxy by Mail:

Mark, sign and date your proxy card and return it in the postage-paid pre-addressed envelope provided to Proxy Services, Continental Stock Transfer & Trust Co., 8th Floor, 17 Battery Place, New York, NY 10004 no later than 24 hours before the time appointed for the aforesaid Annual Meeting.

Vote Your Proxy by Fax: Mark, sign and date your proxy card below, then fax both sides of your proxy card to (281) 872-8585.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING BY FAX

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PROXY	Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3  AND 4.

PROPOSAL 1 – Election of Directors: To elect six directors to hold office until the 2017 Annual Meeting of Shareholders.				PROPOSAL 4 – Ratification of Auditors: Proposal to ratify the appointment of MaloneBailey, LLP as auditors for the fiscal year ending December 31, 2016.

Nominees:		FOR	WITHHOLD AUTHORITY	☐ FOR ☐ AGAINST ☐ ABSTAIN
01 – Timothy Barabe 02 – Hans-Peter Hartung 03 – Gail J. Maderis	04 – Michael Richman 05 – Scott B. Seaman 06 – Neil K. Warma	☐	☐	THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES IN ITEM 1 AND FOR ITEMS 2, 3 AND 4.
(To withhold authority to vote for any individual nominee, mark the “FOR” box and strike a line through that nominee’s name in the list above)

Address Change? Mark Box. ☐

PROPOSAL 2 – Amended and Restated Stock Incentive Plan:				Indicate changes below:
Proposal to approve our Amended and Restated 2010 Stock Incentive Plan.
☐ FOR ☐ AGAINST ☐ ABSTAIN

PROPOSAL 3 – Compensation of Named Executive Officers: Proposal to approve the compensation of our Named Executive Officers.

☐ FOR ☐ AGAINST ☐ ABSTAIN
COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date , 2016

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be held on May 16, 2016:

Our Proxy Statement and 2015 Annual Report on Form 10-K are available at: www.cstproxy.com/opexatherapeutics/2016

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PROXY

OPEXA THERAPEUTICS, INC.

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 16, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Opexa Therapeutics, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and appoints Neil K. Warma, with full power of substitution, as proxy to vote as specified in this Proxy all the shares of common stock of the Company of the undersigned at the Annual Meeting of Shareholders of the Company to be held at 2 Houston Center, 909 Fannin, Suite 2000, Houston, Texas 77010, at 10:00 a.m., Central Time, on May 16, 2016, and any and all adjournments or postponements thereof. Such proxy or substitute shall have and may exercise all of the powers of said proxy hereunder. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXY AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING INCLUDING ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

(Continued, and to be marked, dated and signed, on the other side)